Exhibit 23.5

SRK Consulting (UK) Limited

5th Floor Churchill House

17 Churchill Way

City and County of Cardiff

CF10 2HH, Wales

United Kingdom

E-mail:   enquiries@srk.co.uk

URL:  www.srk.co.uk

Tel:     + 44 (0) 2920 348 150

Fax:    + 44 (0) 2920 348 199

Our Ref: 800063_1(SRK Consulting Consent Language).DOCX	23 February 2015

Dear Sirs/Mesdames

I hereby consent to (a) SRK Consulting UK Ltd. being named in the Annual Report on Form 20-F of ArcelorMittal SA for the year ended December 31, 2014 (the “2014 20-F”) as having conducted independent audits of the 2011 iron ore reserve estimates on ArcelorMittal SA’s properties in Kazakhstan, Bosnia and Ukraine, and coal reserve estimates on ArcelorMittal SA’s properties in Russia and Kazakhstan and (b) the incorporation by reference of the 2014 20-F into this Registration Statement on Form F-3.

Yours truly,

/s/ Keith Philpott	/s/ Richard Oldcorn
Keith Philpott	Richard Oldcorn
Corporate Consultant, Coal Geology	Director and Corporate Consultant (Due
Diligence)
SRK Consulting (UK) Limited
SRK Consulting (UK) Limited

Registered Address: 21 Gold Tops, City and County of Newport, NP20 4PG, Wales, United Kingdom. SRK Consulting (UK) Limited Reg No 01575403 (England and Wales)	Group Offices: Africa Asia Australia Europe North America South America